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                                                                 Exhibit 10.28

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of May 5, 2000, by and among InternetStudios.com, Inc., a Nevada corporation (the "Parent"), OnlineTVSales.com, Inc., a California corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), TAMNW, Inc., a California corporation (the "Company") and the shareholder of the Company listed on the signature pages hereto (the "Shareholder").

                                    RECITALS

         WHEREAS, the Board of Directors of each of the Company, Parent and the Merger Sub believe it is in the best interests of each company and their respective shareholders that the Company and the Merger Sub combine into a single company through the statutory merger of the Company with and into the Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         WHEREAS, pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company ("Company Common Stock") shall be converted into (a) 120,000 shares of Common Stock of the Parent ("Parent Common Stock"), and (b) warrants (the "Warrants") to acquire up to an additional 112,500 shares of Parent Common Stock (the "Warrant Shares").

         WHEREAS, the Company, Parent, the Merger Sub and the Shareholder desire to make certain representations and warranties and other agreements in connection with the Merger.

         WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, (a) the Company shall be merged with and into the Merger Sub, (b) the separate corporate existence of the Company shall cease, and (c) the Merger Sub shall continue as the surviving corporation. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California law (the time of such filing being the "Effective Time"). The closing of the transactions contemplated


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hereby (the "Closing") shall take place at 10:00 a.m. at the offices of Loeb
& Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017-2475 on the date of the Effective Time (the "Closing Date"), but in no event later than June 1, 2000.

         1.3 EFFECT OF THE MERGER. From and after the Effective Time, the effect of the Merger shall be as provided under California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      ARTICLES OF INCORPORATION; BYLAWS.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of the Merger Sub, as in effect, immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                  (b) The Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY. At the Effective Time, upon surrender of the certificates representing shares of Company Common Stock in the manner provided in Section 1.9, the Parent will issue and deliver an aggregate of 120,000 shares of the Parent Common Stock and Warrants to acquire up to an additional 112,500 shares of Parent Common Stock which shares of Parent Common Stock and Warrants shall be issued to the Shareholder and to certain shareholders and employees of the Shareholder as set forth on SCHEDULE 1.6 attached hereto. The Warrants will be substantially in the form of EXHIBIT A.

         1.7 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE MERGER SUB. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of the Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.8 CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Common Stock owned by the Merger Sub, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

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         1.9      EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, the Parent shall provide the Shareholder with certificates representing the appropriate number of shares of Parent Common Stock and the Warrants to be distributed by the Shareholder to certain of its shareholders and employees as provided in SCHEDULE 1.6. Upon surrender of the certificate which immediately prior to the Closing represented shares of Company Common Stock (the "Certificate") by the Shareholder to the Parent, the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate shall be deemed, from and after the Effective Time, to represent solely the right to receive upon such surrender that number of shares of Parent Common Stock and the Warrants into which such shares of Company Common Stock shall have been converted in accordance with this Agreement.

                  (b) Because the certificates for shares of Parent Common Stock are to be issued in a name other than the name in which the Certificate surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to the Parent and complying with any other reasonable requirements imposed by the Parent, the Parent will cause to be delivered in exchange for such lost, stolen or destroyed Certificate the number of shares of Parent Common Stock and the Warrants deliverable in respect thereof.

                  (d) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock.

         1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock and all Warrants issued upon surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

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         1.12 TAX CONSEQUENCES. It is intended by the parties hereto that the
Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Parent and the Merger Sub, subject to the exceptions specifically disclosed in the schedules (anything disclosed in one schedule shall be deemed to be disclosed in all other relevant schedules) supplied by the Company to the Parent, as follows:

         2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. ("Material Adverse Effect" shall mean, with respect to the Company and the Shareholder on the one hand and the Parent and the Merger Sub on the other hand, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect or impact on the business, assets, results of operations, intellectual property rights, prospects or financial condition of such party and its subsidiaries, taken as a whole, or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby). Copies of the Articles of Incorporation and Bylaws of the Company have heretofore been furnished to the Parent and such documents are true and correct copies thereof and include all amendments thereto.

         2.2      AUTHORITY.

                  (a) The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action of the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity.

                  (b) Except for the filing of the Agreement of Merger with the California Secretary of State and except as set forth in SCHEDULE 2.2(b),
(i) no action by or in respect of, or filing with, any governmental body, agency, official authority; and (ii) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party, is required or necessary for the execution, delivery and performance of this Agreement by the Company, the merger of the Company with

                                       4

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and into the Merger Sub and the consummation of the other transactions contemplated by this Agreement.

                  (c) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, the failure to comply with which would have a Material Adverse Effect; (iii) assuming the receipt of all required consents as set forth in SCHEDULE 2.2(b), constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Company or any material permit held by the Company; or (iv) assuming the receipt of all required consents as set forth in SCHEDULE 2.2(b), result in the creation or imposition of any Lien (as defined in Section 2.7) on any asset of the Company.

         2.3 COMPANY CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by the Shareholder as set forth in SCHEDULE 2.3. Except as set forth in SCHEDULE 2.3, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company; or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

         2.4 FINANCIAL STATEMENTS. The balance sheet of the Company (the "Company Balance Sheet") as of March 31, 2000 and the statements of income for the period ended March 31, 2000 (collectively, the "Company Financial Statements") prepared by the Company fairly present, as of such date, the financial condition of the Company in all material respects. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP").

         2.5 COMPLIANCE. Except for such non-compliance as would not have a Material Adverse Effect on the Company, the Company has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders to which it or its assets are subject.

         2.6 LITIGATION. The Company is not involved in any pending or, to the knowledge of the Company, threatened litigation affecting the Company, and there is no dispute, claim, arbitration, proceeding pending against or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets that might have, either in any case or in the aggregate, a Material Adverse Effect on the Company or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

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         2.7 TITLE OF PROPERTIES; ABSENCE OF LIENS. The Company has good and marketable title to, or in the case of leased property has valid leasehold interests in, all the properties and assets owned by it, free and clear of all liens, mortgages, pledges, charges, security interests, restrictions or encumbrances of any kind ("Liens") except for such Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets. The Company is not a party to or subject to any agreement, contract or commitment that substantially limits the freedom of the Company to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the properties or assets owned by it or that would so limit the freedom of the Parent after the Closing Date.

         2.8 SUBSIDIARIES. The Company does not have any subsidiary or hold directly or indirectly any equity interest in any third party.

         2.9 INTELLECTUAL PROPERTIES. The Company does not use any processes or products and is not engaged in any activities which infringe any patents, copyrights, trademarks, service marks, designs, trade or business names or other registrable or unregistrable intellectual property rights of any third party.

         2.10 ABSENCE OF CHANGE. Since March 31, 2000, except as set forth on
SCHEDULE 2.10 attached hereto, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Effect to the Company;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

                  (c) any amendment of the rights, preferences or privileges of any outstanding Company Securities;

                  (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e) any creation or assumption by the Company of any Lien on any asset;

                  (f) any making of any loan, advance or capital contributions to or investment in any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof ("Person");

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

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                  (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contractual or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (i) any material change in any method of accounting practice by the Company; or

                  (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company; (iii) change in benefits payable under existing severance or termination pay policies or employment agreements; or (iv) change in compensation, bonus or other benefits payable to directors, officer or employees of the Company, in each case other than in the ordinary course of business consistent with past practice.

         2.11 BENEFIT PLANS. The Company does not have any pension plan, profit sharing plan, or stock-purchase plan for any of its employees.

         2.12 MATERIAL CONTRACTS. Except for contracts, agreements, leases, licenses, arrangements, commitments or undertakings set forth on SCHEDULE
2.12 attached hereto or any other schedule to this Agreement, the Company is not a party to or subject to any contracts, agreements, leases, licenses, arrangements, commitments or other undertakings which (i) provide for payments in the aggregate of $10,000 or more or (ii) have a remaining term of more than one year (collectively, the "Company Contracts"). The Company is not in material default, and has not received notice in writing alleging that it is in material default, under any Company Contract and, to the knowledge of the Company, no other party to any Company Contract is in default thereunder, nor to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Company Contract.

         2.13 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 2.13 attached hereto, there are no contracts, agreements, arrangements or other transactions between the Company and any officer, director or 5% shareholder, any member of any such officer, director or 5% shareholder's family, or any affiliate of any such officer, director or 5% shareholder.

         2.14 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE
2.14 attached hereto, to the knowledge of the Company there are no material liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, including, without limitation, any liability related to the Company's participation in the MATPE trade show, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (a) liabilities disclosed or provided for in the Company Balance Sheet; and

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                  (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, which in the aggregate are not material to the Company, taken as a whole.

         2.15 TAX AND OTHER RETURNS AND REPORTS. All tax returns, reports, declarations of estimated tax and forms required to be filed on or before the Closing Date by or on behalf of the Company with respect to any income, properties or operations of the Company with any taxing authority have been filed through the date hereof, or will be filed on or before the Closing Date in accordance with all applicable laws, and all taxes, fees, penalties, interest and other governmental charges due under applicable law on such returns, reports, declarations and forms have been paid, and there are no deficiencies for any taxes owed to any governmental entity. As of the time of filing or, in the case of an amended filing, as of the time of the amended filing, the foregoing returns correctly reflected in all material respects the facts regarding the income, business, assets, operations and status of any entity required to be shown thereon. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to any tax or assessment, nor is any claim for additional tax or assessment asserted by any such authority relating to the taxes of, the Company. There are no Liens for federal, state or local income taxes upon the assets of the Company, except Liens for current federal, state or local income taxes not yet due. The Company is not subject to withholding tax with respect to any transaction contemplated hereby. There are no agreements for the extension of the time for the assessments of any taxes of the Company with respect to any income, properties or operations of the Company. The Company is not a party to any tax sharing or similar agreement with any Person.

         2.16 EMPLOYEES. SCHEDULE 2.16 attached hereto sets forth a true and complete list of (a) the names, titles, annual salaries and other material forms of compensation of all employees of the Company whose annual base salary exceeds $50,000 and (b) the wage rates for non-salaried employees of the Company. None of such employees and no other key employee of the Company has indicated in writing to the Company or a Shareholder that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

         2.17 BROKER'S FEES. Neither the Company nor any of its directors or officers has incurred any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Company nor any of its directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

         2.18 REPRESENTATIONS COMPLETE. To the knowledge of the Company, none of the documents or information delivered to the Parent in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to the Parent as follows:

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         (a) Such Shareholder has the legal power, right and authority to enter into and perform this Agreement, and to perform each of its obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder (i) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and
(ii) do not contravene or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Shareholder in each case which would have a Material Adverse Effect on such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity.

         (b) Such Shareholder understands that the Parent is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable regulations promulgated by the Securities and Exchange Commission (the "SEC") thereunder, with respect to the issuance of the Parent Common Stock and the Warrant.

         (c) The Parent has made available to such Shareholder the opportunity to ask questions of and receive answers from the Parent concerning the terms and conditions of the Merger and to obtain any additional information desired by such Shareholder concerning the Parent.

         (d) The investment by such Shareholder in the Parent Common Stock and the Warrant is a suitable investment for such Shareholder, given the investment goals and objectives of such Shareholder.

         (e) Such Shareholder, either individually or together with its purchaser representative, if one has been retained, has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock and Warrant Shares.

         (f) Such Shareholder is acquiring the Parent Common Stock and the Warrant for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

         (g) Such Shareholder understands that resale or transfer of the Parent Common Stock and the Warrant Shares will be prohibited indefinitely unless either (i) the Parent causes the Parent Common Stock and the Warrant Shares to be registered under the Securities Act, or (ii) an exemption from such registration is available and such resale or transfer will not otherwise violate any applicable federal or state securities laws. Such Shareholder further understands that a legend will be affixed to the certificates representing the Parent Common Stock setting forth the foregoing limitations.

                                       9

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                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  The Parent and the Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the schedules (anything disclosed in one schedule shall be deemed to have been disclosed in all other relevant schedules) supplied by the Parent to the Company, as follows:

         4.1 ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. Each of the Parent and the Merger Sub is duly qualified to do business as foreign corporations and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Parent or the Merger Sub. Copies of the Articles of Incorporation and Bylaws of each of the Parent and the Merger Sub have heretofore been furnished to the Company and such documents are true and correct copies thereof and include all amendments thereto.

         4.2      AUTHORITY.

                  (a) The execution, delivery and performance of this Agreement and the consummation by the Parent and the Merger Sub of the transactions contemplated hereby are within the Parent and the Merger Sub's corporate powers and have been duly authorized by all necessary corporate action of the Parent and Merger Sub. This Agreement constitutes the valid and binding obligation of the Parent and the Merger Sub enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity.

                  (b) Except for the filing of the Agreement of Merger with the California Secretary of State and except as set forth in SCHEDULE 4.2(b),
(i) no action by or in respect of, or filing with, any governmental body, agency, official authority; and (ii) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Parent or the Merger Sub is a party, is required or necessary for the execution, delivery and performance of this Agreement by the Parent and the Merger Sub, the merger of the Company with and into the Merger Sub and the consummation of the other transactions contemplated by this Agreement.

                  (c) The execution, delivery and performance by the Parent and the Merger Sub of this Agreement and the consummation of the transactions contemplated hereby do not and

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will not (i) contravene or conflict with the Articles of Incorporation or
Bylaws of the Parent or the Merger Sub; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Parent or the Merger Sub, the failure to comply with which would have a Material Adverse Effect on the Parent or the Merger Sub; (iii) assuming the receipt of all required consents as set forth in SCHEDULE 4.2(b), constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Parent or the Merger Sub or any material permit held by the Parent or the Merger Sub; or (iv) assuming the receipt of all required consents as set forth in SCHEDULE 4.2(b), result in the creation or imposition of any Lien (as defined in Section 2.7) on any asset of the Parent or the Merger Sub.

         4.3      CAPITAL STRUCTURE.

                  (a) The authorized stock of Parent consists of 100,000, 000 shares of Parent Common Stock, par value $0.0001 per share, of which 13,750,000 shares were issued and outstanding as of March 24, 2000. The authorized capital stock of the Merger Sub consists of 1,000 shares of common stock, no par value per share, 1,000 shares of which, as of the date hereof, are issued and outstanding and held by the Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and are nonassessable and are free of any Liens other than any Liens created by the holders thereof. The Parent has also reserved 1,000,000 shares of Parent Common Stock for issuance to its employees under the 1999 US Stock Incentive Plan and 500,000 shares of Parent Common Stock for issuance to its employees under the 1999 Non-US Stock Incentive Plan. Except as set forth on SCHEDULE 4.3 attached hereto, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                  (b) The shares of Parent Common Stock and the Warrant Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  (c) The Parent Common Stock is currently listed for trading on the OTC Bulletin Board, and the Parent has received no notice that the Parent Common Stock is subject to being delisted therefrom.

         4.4 FILINGS. The Parent has complied with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the filings made by the Parent under the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.5 BROKER'S FEES. Neither the Parent nor the Merger Sub nor any of their respective directors or officers has incurred any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Parent, nor the Merger Sub, nor any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

         4.6 ABSENCE OF CHANGE. Since March 30, 2000, the filing date of the Parent's 1999 Annual Report on Form 10-K, except as set forth on SCHEDULE 4.6 attached hereto, the Parent has conducted its business in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Effect to the Parent.

                                    ARTICLE V
                            CONDITIONS TO THE MERGER

         5.1      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending; and

                  (b) This Agreement and the Merger and other transactions contemplated hereby (including without limitation the Employment Agreements as defined in Section 5.3) shall have been approved and adopted by the requisite vote of the shareholders of the Company and the Merger Sub.

         5.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDER.

                  The obligations of the Company and the Shareholder to consummate and effect the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company or the Shareholder:

                  (a) The representations and warranties made by the Parent and the Merger Sub shall be accurate in all material respects as of the date hereof and as of the Effective Time and the terms and conditions of this Agreement to be performed and complied with by the Parent or the Merger Sub on or prior to the Effective Time shall have been performed and complied with by the Parent or the Merger Sub on or prior to the Closing Date, and the Company will have received a certificate, in form reasonably acceptable to the Company, signed by an authorized officer of the Parent and the Merger Sub dated the Closing Date, certifying to such effect;

                  (b) The Parent and the Merger Sub shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the Merger;

                  (c) The Parent shall have executed a Warrant in the form of EXHIBIT A from the Parent to the Shareholder;

                  (d) The Parent shall have executed a Registration Rights Agreement in the form of EXHIBIT B by and among the Parent and the Shareholder;

                  (e) The Shareholder shall have paid all expenses of the Company accrued through the Effective Time;

                  (f) The Company shall have obtained a tax clearance certificate (the "Tax Clearance Certificate") from the California Franchise Tax Board and the Merger Sub shall have executed an Assumption Agreement in the form of EXHIBIT C, pursuant to which the Merger Sub shall assume the tax liability assumed by Takes On Production, Inc. as a condition to obtaining the Tax Clearance Certificate;

                  (g) Nick Witkowski and the Surviving Corporation shall have executed the Employment Agreement in the form of EXHIBIT D attached hereto (the "Witkowski Employment Agreement");

                  (h) The Shareholder and Nick Witkowski shall have executed the LLC Assignment Letter in the form of EXHIBIT E attached hereto;

                  (i) Ann Plageman and the Surviving Corporation shall have executed the Employment Agreement in the form of EXHIBIT F attached hereto (together with the Withkowski Employment Agreement, the "Employment Agreements"); and

                  (j) The Parent shall have paid $232,273.66 to Derby Street Investments, LLC (f/k/a itstv.com, LLC) as reimbursement for its costs in connection with this Agreement and the transactions contemplated herein.

         5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND THE MERGER SUB.

                  The obligations of the Parent and the Merger Sub to consummate and effect the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) The representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Effective Time and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Effective Time shall have been performed and complied with by the Company on or prior to the Effective Time, and the Parent will have received a certificate, in form reasonably acceptable to the Parent, signed by the Company dated the Effective Time, certifying to such effect;

                  (b) The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations (other than the consent of Parent as the sole shareholder of the Merger Sub) necessary to consummate the Merger;

                  (c) The Company and the Surviving Corporation shall have executed the Assignment Agreement by and between the Company and the Parent in the form of EXHIBIT G attached hereto pursuant to which the Surviving Corporation shall, as of the Effective Time, assign to the Shareholder all of its rights to the name "Its TV.com" (the "Name") subject to an agreement of the Shareholder not to use the Name until after the first anniversary of the Effective Time and thereafter not use the Name in a business competitive with that of "OnlineFilmSales.com" as constituted on the date of the Closing;

                  (d) The Company and Takes on Distribution shall have executed the letter agreement from the Company to Takes on Distribution in the form of EXHIBIT H attached hereto;

                  (e) Allan McKeown and the Parent shall have determined the terms and conditions of the election of Mr. McKeown to the Board of Directors or Advisory Board of the Parent or, in the alternative, shall have determined that Mr. McKeown shall not be appointed to either the Board of Directors of the Parent or the Advisory Board;

                  (f) The Shareholder shall have paid all of their own costs and expenses associated with the Merger, including, without limitation, the fees and expense of any counsel, accountants and financial advisors in connection therewith;

                  (g) The Shareholder shall have waived its appraisal rights in connection with this Agreement and the transactions contemplated hereby;

                  (h) The Shareholder shall have changed its name from Itstv.com, LLC to Derby Street Investments, LLC; and

                  (i) Each of the individuals listed on SCHEDULE 1.6 attached hereto shall have signed an investor representation letter in the form of
EXHIBIT I attached hereto.

                                   ARTICLE VI
           CONFIDENTIAL INFORMATION; DELIVERY; RETURN; NON-DISCLOSURE

         6.1 DELIVERY OF INFORMATION. Until the earlier of the Closing Date or the termination of this Agreement pursuant to Article XI of this Agreement (such date hereinafter the "Termination Date"):

                  (a) Subject to the terms of this Article VI, the Company will provide the Parent, the Merger Sub and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together the "Parent Representatives") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company as the Parent Representatives reasonably may request in connection with such investigation. Notwithstanding the foregoing, the Parent Representatives shall not unreasonably interfere with the operations of the Company in connection with such investigation.

                  (b) Subject to the terms of this Article VI, the Parent and the Merger Sub will provide the Company, the Shareholder, and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together the "Company Representatives") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of the Parent and the Merger Sub and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Parent and the Merger Sub as the Company Representatives reasonably may request in connection with such investigation. Notwithstanding the foregoing, the Company Representatives shall not unreasonably interfere with the operations of the Parent or the Merger Sub in connection with such investigation.

         6.2 ACKNOWLEDGEMENTS; DEFINITIONS.

                  (a) The Parent and the Merger Sub have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company (the "Company Confidential Information"). As used herein, the term "Company Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Parent Representatives by Company, regarding the Company's services, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, Trade Secrets, computer software, payroll and financial statements and any other information or materials disclosed or delivered to the Parent Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

                  (b) The Company has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Parent and the Merger Sub (the "Parent Confidential Information"). As used herein, the term "Parent Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company Representatives by the Parent or the Merger Sub regarding services, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, Trade Secrets, computer software, payroll and financial statements thereto and any other information or materials disclosed or delivered to the Parent Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

                  (c) Reference to "Confidential Information" herein shall include and relate to both the Company Confidential Information and the Parent Confidential Information.

                  (d) As used herein, the term "Trade Secret" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business as advantage, or an opportunity to obtain an advantage, over those who do not know or use it.

         6.3      NON-DISCLOSURE: PARENT AND MERGER SUB.

                  (a) The Parent and the Merger Sub, for themselves, their respective officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties

(all of whom are to be deemed included in any reference herein to the Parent) agree that they will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by the Company, use for the Parent or the Merger Sub's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Parent or the Merger Sub receives any benefit therefrom), any Company Confidential Information.

                  (b) The Parent and the Merger Sub will take all actions necessary to ensure that the Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made to the extent necessary, to a limited group of the Parent and the Merger Sub's employees, officers, directors and professional advisers who are actually engaged in the evaluation of the Company Confidential Information; provided however, the Parent and the Merger Sub acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers, directors and professional advisers (regardless whether or not such actions or inactions are within their scope of employment or engagement) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

                  (c) The Parent and the Merger Sub understand that if they disclose to others, use for their own benefit (other than as part of an agreement with the Company, which expressly provides for such use) or for the benefit of any person or entity other than the Company, copies or notes of any such Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Parent and the Merger Sub by the Company and will constitute a breach of this Agreement and render the Parent and the Merger Sub responsible for any and all damages suffered by the Company or the Shareholder as a result thereof.

                  (d) Provided, however, notwithstanding the foregoing, the terms of this Section 6.3 shall not be applicable to (A) any information which the Parent or the Merger Sub are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Merger of governmental or regulatory authorities), (B) information that is publicly available, (C) information previously in possession of the Parent or the Merger Sub or (D) information obtained independently from third parties.

         6.4      NON-DISCLOSURE: COMPANY.

                  (a) The Company, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Company) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by the Parent or the Merger Sub, use for the Company's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company receives any benefit therefrom), any Parent Confidential Information.

                  (b) The Company agrees to take all actions necessary to ensure that the Parent Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Company's own employees, officers, directors and professional advisors who are actually engaged in the evaluation of the Parent Confidential Information; provided, however, the Company acknowledges and agrees that it shall be responsible and held liable for the actions or inactions of such employees, officers, directors and professional advisors (regardless whether or not such actions or inactions are within their scope of employment or engagement) with respect to the maintenance of the secrecy and confidentiality of the Parent Confidential Information.

                  (c) The Company understands that if it discloses to others, uses for its own benefit (other than as part of an agreement with the Parent or the Merger Sub, which contemplates such use) or for the benefit of any person or entity other than the Parent or the Merger Sub, copies or notes of any such Parent Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company by the Parent and the Merger Sub and will constitute a breach of this Agreement and render the Company responsible for any and all damages suffered by the Parent or the Merger Sub as a result thereof.

                  (d) Provided, however, notwithstanding the foregoing, the terms of this Section 6.4 shall not be applicable to (A) any information which the Company is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Merger of governmental or regulatory authorities), (B) information that is publicly available, (C) information previously in the possession of the Company or (D) information obtained independently from third parties.

         6.5 RETURN OF INFORMATION.

                  (a) At any time after the Termination Date, upon request of the Company, the Parent and the Merger Sub will, and will cause the Parent Representatives to promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered to the Company all Company Confidential Information and all copies thereof, and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Parent, the Merger Sub or any Parent Representatives. Such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

                  (b) At any time after the Termination Date, upon request of the Parent or the Merger Sub, the Company will, and will cause the Company Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Parent all original Parent Confidential Information.

         6.6 EQUITABLE RELIEF.

                  The Parent, the Merger Sub and the Company agree that money damages would not be a sufficient remedy for any breach or threatened breach of any provision set forth in Article VI and Article VIII by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                                   ARTICLE VII
                               CONDUCT OF BUSINESS

         7.1 CONDUCT AND BUSINESS. Between the date hereof and the Closing Date, the Company shall conduct its business in substantially the same manner in which it has heretofore been conducted, and the Company shall not without the consent of the Parent: (i) enter into any contracts, agreements or arrangements, other than in the ordinary course of business; (ii) make any expenditures, other than in the ordinary course of business or (iii) declare or make any distribution of any kind to the shareholders of the Company.

                                  ARTICLE VIII
                              NO PUBLIC DISCLOSURE

         8.1 NO PUBLIC DISCLOSURE. Without the prior written consent of the other, none of the Company, the Parent nor the Merger Sub will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the Merger, the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

         9.1 SURVIVAL. The representations and warranties of the Company, the Shareholder, the Parent and the Merger Sub contained in this Agreement shall survive the Closing until two (2) years from the Closing; provided, however, that the representations and warranties set forth in Section 2.15 (Taxes) of this Agreement shall survive until the applicable statute of limitations with respect to Taxes shall have expired (as to each date in the foregoing sentence, a "Cut-Off Date"). Notwithstanding the preceding sentence, any representation or warranty in respect of which a claim of indemnity may be brought under this Article IX shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy or breach thereof giving rise to such right to a claim of indemnity shall have been given to the party against whom such indemnity may be sought prior to the Cut-Off Date, and any obligation of indemnity shall survive until such written claim of indemnity is finally resolved, even if the final resolution is after the Cut-Off Date.

         The covenants and agreements of the parties contained in this Agreement or in any agreement delivered pursuant hereto and indemnification in respect thereof shall survive the Closing Date without time limit.

         9.2 AGREEMENT TO INDEMNIFY.

                  (a) Subject to the terms and conditions of this Section, the Parent hereby agrees to indemnify, defend and hold the Shareholder harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company by reason of or resulting from a breach of (i) any covenant or agreement set forth in this Agreement by the Parent or (ii) any representation or warranty given by the Parent or the Merger Sub contained in or made pursuant to this Agreement.

                  (b) Subject to the terms and conditions of this Section, the Shareholder hereby agrees to indemnify, defend and hold the Parent and the Merger Sub harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company by reason of or resulting from a breach of (i) any covenant or agreement set forth in this Agreement by the Company, or (ii) any representation or warranty given by the Company contained in or made pursuant to this Agreement.

                  All of the foregoing are hereinafter collectively referred to as "Claims" and singularly as a "Claim."

         9.3 CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of the Parent, the Merger Sub and the Shareholder, with respect to Claims resulting from the assertion of liability by any of them, shall be subject to the following terms and conditions:

                  (a) The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto from whom indemnification is sought (the "Indemnitor") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will have the right to undertake the defense thereof by representatives of its own choosing. The failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Article IX, except to the extent that the Indemnitor is prejudiced by the failure to give such notice. When the Indemnitor undertakes the defense of any claim, the Indemnitee shall have the right to participate in contesting such claim at its own costs and expense.

                  (b) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to provide written notice of its election to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                  (c) The Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

         9.4 LIMITATIONS ON INDEMNITY.

                  (a) No party shall be obligated to make any payments to the another party under Sections 9.2 or 9.3 except to the extent that the Claims indemnified under Sections 9.2 or 9.3 exceed $50,000 and only for those amounts in excess of such $50,000 aggregate amount.

                  (b) The liability of any party to indemnify another under Sections 9.2 or 9.3 shall be limited, in the aggregate, to a maximum amount equal to $1,000,000.

                  (c) No claim for indemnification under this Agreement shall be limited as to time or amount if such claim is based on fraud, intentional misconduct or intentional misrepresentation.

         9.5 SOLE REMEDY. Absent material evidence of fraud, intentional misconduct or intentional misrepresentation by a party, the parties' right to indemnification under this Article IX shall be the parties' sole and exclusive remedy for any breach of any representation or warranty by another party under this Agreement.

                                    ARTICLE X
                                CERTAIN COVENANTS

         10.1 Allan McKeown agrees to allow the Parent and Merger Sub to use at no cost to the Parent and Merger Sub a spare office space in the London, England office located at Brook Green House, 4 Rowan Road, London W6 7DV until July 1, 2000 and, for a period not to exceed four months, the spare office space of Anne Plageman located at 1547 18th Street, Santa Monica, California.

         10.2 From the date hereof until the earlier of the Closing Date or the Termination Date, neither the Company nor any of its respective agents or representatives, shall, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person or group concerning the possible acquisition by such third party of all or any part of the business of the Company, whether by purchase of assets, stock, merger or otherwise, other than as contemplated or permitted by this Agreement. The Company agrees promptly to notify the Parent of any expression of interest by any Person with respect to any such possible acquisition which is received by the Company.

         10.3 From time to time prior to the Closing, the Company shall promptly provide to the Parent proposed supplements or amendments to any Schedule to this Agreement with respect to any matter hereafter arising which, if existing or occurring on the date hereof, would have been required to be set forth or described on such Schedule ("Post-Signing Matters"). The Parent shall have the right to approve or disapprove any such proposed supplement or amendment relating to Post-Signing Matters provided that, unless the Parent delivers to the Company written notice of its disapproval within five (5) business days after receipt of such proposed supplement or amendment, the Parent shall be deemed to have approved such supplement or amendment for all purposes hereunder. If the Parent disapproves such proposed supplement or amendment in a timely manner, the Company shall not be in default hereunder and the Parent's sole remedy shall be to terminate this Agreement within ten (10) business days after the Company receives written notice of the Parent's disapproval. Unless otherwise agreed in writing by the parties, the Closing shall automatically be extended to the earliest business day sufficient to permit the time periods set forth in Section 10.3 to expire in the event such time periods would not otherwise expire on or prior to the Closing Date.

         10.4 Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         10.5 Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties and interest with respect thereto, payable in connection with the consummation of the Merger.

         10.6 For a period of five (5) years after the Closing Date, the Shareholder and its agents and representatives shall have reasonable access to the books and records of the business operated by the Company.

         10.7 To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects the Shareholder, the Surviving Corporation shall promptly (but in any event within ten (10) days after receipt) notify the Shareholder of such matter, information or event, and shall provide them with copies of all relevant documentation or correspondence in connection therewith.

         10.8 The Surviving Corporation shall pay the salary (including fringe benefits) of Mr. Witkowski from the Closing Date until the end of Mr. Witkowski's term of employment by the Surviving Corporation.

                                   ARTICLE XI
                                   TERMINATION

         11.1 This Agreement may be terminated at any time prior to the Closing:

                  (a) By written agreement of the Parent and the Company;

                  (b) By either the Parent or the Company by written notice to the other party if the Merger shall not have been consummated on or before June 1, 2000; or

                  (c) By the Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within fifteen
(15) days after notice to the Company; or

                  (d) By the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or the Merger Sub and such breach has not been cured within fifteen (15) days after notice to the Parent.

                  (e) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article XI, this Agreement shall become null and void and of no further force and effect; provided, however, that (i) the provisions of Section 5.3(j) and Article VI above shall survive such termination and (ii) in the case of a termination pursuant to Sections 11.1(c) or 11.1(d) above, the non-terminating party shall remain liable for the action or omission which resulted in such termination.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 WAIVER; STRICT CONSTRUCTION. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

         12.2 ENTIRE AGREEMENT. This Agreement, together with all schedules and exhibits hereto sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, regarding the subject matter hereof.

         12.3 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

         12.4 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

         12.5 CONSTRUCTION. Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

         12.6 SEVERABILITY. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed ineffective and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

         12.7 COMPUTATION OF TIME. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether California or federal, the party having the privilege or duty will have until 5:00 p.m. California time on the next succeeding regular business day to exercise the privilege or discharge the duty.

         12.8 INTERPRETATION. No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         12.9 GOVERNING LAW. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the laws of the State of California without reference to such state's principles of conflict of laws.

         12.10 ATTORNEYS' FEES. In the event a lawsuit is brought by any party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under California law.

         12.12 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other, except that either the Parent or the Shareholder (each an "Assigning Party") may assign its rights hereunder at any time without the consent of the other to any person directly or indirectly controlling, controlled by or under direct or indirect common control with the Assigning Party, as long as the Assigning Party remains fully liable hereunder.

         12.13 REPRESENTATIONS AND WARRANTIES. Any representation or warranty stated to be made "to the knowledge" of the Company shall mean the actual knowledge of Allan McKeown, Nick Witkowski and Anne Plageman.

         12.14 NOTICES. All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail or overnight courier or shall be personally delivered:

                  If to the Company or the Shareholder, then:

                           TAMNW, Inc.
                           1547 18th Street
                           Santa Monica, CA 90404
                           Attn.:  Allan McKeown
                  with copies to:

                           Daniel Wolff, Esq.
                           Weissman, Wolff, Bergman, Coleman & Silverman, LLP 9665 Wilshire Blvd., Suite 900
                           Beverly Hills, CA 90212-2316

                  If to the Parent or the Merger Sub, then:

                           InternetStudios.com, Inc
                           1351 4th Street, Suite 227
                           Santa Monica, CA 90401

                  with copies to:

                           David L. Ficksman, Esq.
                           Loeb & Loeb
                           1000 Wilshire Boulevard
                           Suite 1800
                           Los Angeles, California 90017-2475

         All notices are effective upon receipt.

         12.15 BENEFIT AND BURDEN. Subject to restrictions on assignment contained elsewhere in this Agreement, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


                  IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement and the Company and the Parent have caused their corporate seal to be affixed hereto as of the date and year first above written.

INTERNETSTUDIOS.COM, INC., A NEVADA CORPORATION


By:
    -----------------------------------------
Name:
    -----------------------------------------
Its:
    -----------------------------------------


ONLINETVSALES.COM, INC., A CALIFORNIA CORPORATION


By:
    -----------------------------------------
Name:
    -----------------------------------------
Its:
    -----------------------------------------


TAMNW, INC., A CALIFORNIA CORPORATION


By:
    -----------------------------------------
Name:
    -----------------------------------------
Its:
    -----------------------------------------



ITSTV.COM, LLC

By:
    -----------------------------------------
Name:
    -----------------------------------------
Its:
    -----------------------------------------




FOR THE PURPOSES OF SECTION 10.1:



-----------------------------------------
Allan McKeown

                                  SCHEDULE 1.6

                         ISSUANCE OF SHARES AND WARRANTS



A. ISSUANCE OF SHARES OF PARENT COMMON STOCK TO CERTAIN SHAREHOLDERS OF THE
SHAREHOLDER:



NAME                                 NO. OF SHARES OF PARENT COMMON STOCK

Derby Street Investments, LLC        100,000
(f/k/a itstv.com, LLC)

Nick Witkowski                       20,000



B. ISSUANCE OF THE WARRANTS TO CERTAIN SHAREHOLDERS AND EMPLOYEES OF THE
SHAREHOLDER:



NAME                                 NO. OF WARRANT SHARES

Derby Street Investments, LLC        50,000
(f/k/a itstv.com, LLC)

Nick Witkowski                       40,000

Anne Plageman                        7,500

Chris Fuller                         7,500

Joanna Stephens                      7,500


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